UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2009 (July 29, 2009)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 29, 2009, the Registrant’s Chief Financial Officer (“CFO”) concluded that the financial statements included with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 that was filed with the Securities and Exchange Commission on May 19, 2009 and subsequently amended on May 21, 2009 (the “Form 10-Q”) need to be amended because the valuation of the Registrant’s warrants, preferred stock, and stock option expense will be revalued. Previously, such securities were valued using a third party valuation of the Registrant’s common stock, and the revaluation will be based on the fair market value of the Registrant’s common stock in accordance with Statement of Financial Accounting Standards 157.  These adjustments are non-cash adjustments.  The financial statements included with the Form 10-Q that will be amended are (i) the Condensed Consolidated Balance Sheets as of March 31, 2009 and December 31, 2008, (ii) the Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2009 and March 31, 2008, (iii) the Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2009 and March 31, 2008, and (iv) the Condensed Consolidated Statements of Shareholders’ Equity for the Three Months Ended March 31, 2009.

The Registrant is in the process of amending the Form 10-Q to include the restated financial information, and intends to file these amendments as soon as practicable.

The Registrant’s CFO discussed the matters disclosed herein with its independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: August 4, 2009	By:	/s/ Dean Marks
Dean Marks Chief Executive Officer and President